Exhibit 3.55

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 80701-4299

(77S) 684 5708

Website: secretaryofstate.biz

	Filed in the Office of	Document Number 20050620110-97
	Dean Heller Secretary of State	Filing Date and Time 12/16/2005 3:10 PM
	State of Nevada	Entity Number E0859142005-2
Articles of Organization Limited-Liability Company (PURSUANT TO NRS 96)
Important: Read attached instructions before completion form	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Limited- Liability Company	Yankton Investments, LLC

2.	Resident Agent Name and Street Address: (must be Nevada address where ____________)

Schreck Brignone

Name

300 S. Fourth Street, Suite 1200        Las Vegas        NEVADA            89101

Physical Street Address                       City                                            Zip Code

______________________________________________________________________

Additional Mailing Address                 City                     State             Zip Code

3.	Dissolution Date: (OPTIONAL – see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetually)

4.	Management: (check one)	Company shall be managed by ☒ Manager(s) OR ☐ Members

5.	Names Addresses of Manager(s) or Members: (_________________)

Lynn Marie Handler

Name

300 S. Fourth Street, Suite 1200        Las Vegas            Nevada        89101

Address                                                  City                     State             Zip Code

______________________________________________________________________

Name

______________________________________________________________________

Address                                                  City                     State             Zip Code

Name

Address                                                  City                     State             Zip Code

6.	Names, Addresses and Signature of Organizers (if more than one organizer, attach additional page.)	Ellen Schulhofer Name Signature _______________________________ 300 S. Fourth Street, Suite 1200 Las Vegas Nevada 89101 Address City State Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named limited liability company.

_______________________________________________

Authorized Signature of R. A. or On Behalf of R.A. Company         Date 12/16/05

This form must be accompanied by appropriate fees. See attached fee schedule.

ATTACHMENT TO

ARTICLES OF ORGANIZATION

OF

YANKTON INVESTMENTS, LLC

The Articles of Organization of Yankton Investments, LLC (the “Company”) consist of the articles set forth on the preceding page and the additional articles set forth on this Attachment as follows:

8.	Registered Office.

The Company may, from time to time, in the manner provided by law, change the resident agent and the registered office in the State of Nevada. The Company may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

9.	Management.

The management of the Company shall be vested in its manager or managers in the manner prescribed by the Company’s operating agreement. The name and address of the person who is to serve as the Company’s initial manager are set forth in Article 5 on the preceding page.

10.	Payment of Expenses.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Articles of Organization, the Company’s operating agreement or any other agreement, the expenses of members and managers incurred in defending a civil or criminal action, suite or proceeding, involving alleged acts or omissions of such members or managers in their capacities as members or managers of the Company, must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the Stale of Nevada, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of the members or managers to repay the amount if it is ultimately determined by a court of competent jurisdiction that they air not entitled to be indemnified by the Company.

Any repeal or modification of this Article 10 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 10 and any other article of the Company’s Articles of Organization, the terms and provisions of Article 10 shall control.

A-1